


                                   EXHIBIT 11

                        Calculation of Earnings Per Share
                      (In thousands, except per share data)

                                                                           FOR THE THREE MONTHS
                                                                               ENDED JUNE 30,
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE                               1997       1996
------------------------------------------------                            -------    -------
Net income before preferred stock dividends                                 $ 1,992    $ 1,134
Preferred stock dividends                                                      (718)      (537)
                                                                            -------    -------
Net income available to common shares                                       $ 1,274    $   597
                                                                            =======    =======

Weighted average number of common shares outstanding
 during the period                                                            8,856      5,698
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                  459        249
                                                                            -------    -------
Weighted average number of common share equivalents
 assumed outstanding during the period                                        9,315      5,947
                                                                            =======    =======

Primary earnings per share                                                  $  0.14    $  0.10
                                                                            =======    =======


                                                                           FOR THE THREE MONTHS
                                                                               ENDED JUNE 30,
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE                         1997       1996
------------------------------------------------------                      -------    -------

Net income before preferred stock dividends                                 $ 1,992    $ 1,134
Preferred stock dividends                                                      (718)      (537)
                                                                            -------    -------
Net income available to common shares                                       $ 1,274    $   597
                                                                            =======    =======
Weighted average number of common shares outstanding
 during the period                                                            8,856      5,698
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                  489        249
Weighted average number of fully diluted common shares
 assumed outstanding during the period                                        9,345      5,947
                                                                            =======    =======

Fully diluted earnings per share                                            $  0.14    $  0.10
                                                                            =======    =======


                                       26





                                   EXHIBIT 11

                        Calculation of Earnings Per Share
                      (In thousands, except per share data)

                                                                    FOR THE NINE MONTHS
                                                                       ENDED JUNE 30,

CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE                      1997       1996
------------------------------------------------                    -------    -------
Net income before preferred stock dividends                         $ 5,433    $ 2,738
Preferred stock dividends                                            (2,167)    (1,609)
Reduction of interest expense due to assumed
exercise of stock options, net of taxes                                  --          3
                                                                    -------    -------
Net income available to common shares                               $ 3,266    $ 1,132
                                                                    =======    =======

Weighted average number of common shares outstanding
 during the period                                                    7,945      3,739
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                          432        258
                                                                    -------    -------
Weighted average number of common share equivalents
 assumed outstanding during the period                                8,377      3,997
                                                                    =======    =======

Primary earnings per share                                          $  0.39    $  0.28
                                                                    =======    =======


                                                                   FOR THE NINE MONTHS
                                                                       ENDED JUNE 30,
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE               1997       1996
------------------------------------------------------              -------    -------

Net income before preferred stock dividends                         $ 5,433    $ 2,738
Preferred stock dividends                                            (1,910)    (1,609)
                                                                    -------    -------

Net income available to common shares                               $ 3,523    $ 1,129
                                                                    =======    =======

Weighted average number of common shares outstanding
 during the period                                                    7,945      3,739
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                          481        258
Conversion of Preferred Stock                                           878       --
Weighted average number of fully diluted common shares
 assumed outstanding during the period                                9,304      3,997
                                                                    =======    =======

Fully diluted earnings per share                                    $  0.38    $  0.28
                                                                    =======    =======


                                       27